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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)
December 22, 2004

     Structured Asset Mortgage Investments II Inc.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	333-120916 (Commission file number)	30-0183252 (I.R.S. employer identification no.)

383 Madison Avenue New York, New York (Address of principal executive offices)	10179 (ZIP Code)

Registrant's telephone number, including area code   (212) 272-2000

           N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

Structured Asset Mortgage Investments II Inc. (the “Registrant”), as depositor (the “Depositor”), registered issuances of securities on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, by a Registration Statement on Form S-3 (Registration File No. 333-120916) (the “Registration Statement”). Pursuant to the Registration Statement, the Depositor caused Thornburg Mortgage Securities Trust 2004-4 to issue publicly its Mortgage Pass-Through Certificates, Series 2004-4 (the “Certificates”), on December 22, 2004.

The Certificates were issued pursuant to a pooling and servicing agreement, dated as of December 1, 2004, among the Depositor, EMC Mortgage Corporation, as Seller and Servicer, Wells Fargo Bank, N.A., as Securities Administrator and Master Servicer, and JPMorgan Chase Bank, as Trustee.

Capitalized terms not defined herein have the meanings assigned in the Pooling and Servicing Agreement attached hereto as Exhibit 4.1.

Item 9.01 Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits:

1.1	Terms Agreement

4.1	Trust, Pooling and Servicing Agreement

99.1	Mortgage Loan Purchase Agreement

99.2	Assignment, Assumption and Recognition Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRUCTURED ASSET MORTGAGE INVESTMENTS II INC. By: /s/ Joseph T. Jurkowksi, Jr. Name: Joseph T. Jurkowksi, Jr. Title: Vice President

Dated: January 7, 2005

EXHIBIT INDEX

Exhibit Number	Description

1.1	Terms Agreement, dated as of December 20, 2004, among the Registrant, Bear, Stearns & Co. Inc., Lehman Brothers Inc. and Greenwich Capital Markets, Inc.

4.1	Trust, Pooling and Servicing Agreement, dated as of December 1, 2004, among the Registrant, Deutsche Bank National Trust Company, Deutsche Bank Trust Company Delaware, Wells Fargo Bank, N.A. and Thornburg Mortgage Home Loans, Inc.

99.1	Mortgage Loan Purchase Agreement, dated as of March 1, 2004, between Thornburg Mortgage Home Loans, Inc. and the Registrant.

99.2	Assignment, Assumption and Recognition Agreement, dated as of December 1, 2004, by and among Thornburg Mortgage Securities Trust 2004-4, Thornburg Mortgage Home Loans, Inc., Bishop's Gate Residential Mortgage Trust (formerly known as Cendant Residential Mortgage Trust) and Cendant Mortgage Corporation, and acknowledged by Wells Fargo Bank, N.A. and Deutsche Bank National Trust Company, as trustee.